Exhibit 10.10
CUSTOM TRUCK ONE SOURCE, INC.
AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN
AMENDMENT NO. 1 TO PERFORMANCE STOCK UNIT GRANT NOTICE AND PERFORMANCE STOCK UNIT AGREEMENT
    WHEREAS, capitalized terms not specifically defined in this Amendment No. 1 to Performance Stock Unit Grant Notice and Performance Stock Unit Agreement (the “Amendment”) have the meanings given to them in the Amended and Restated 2019 Omnibus Incentive Plan (as amended from time to time, the “Plan”) of Custom Truck One Source, Inc. (f/k/a Nesco Holdings, Inc., the “Company”) and the Existing Agreement;
WHEREAS, Participant listed below (“Participant”) was previously granted ______ Restricted Stock Units (the “PSUs”) pursuant to a Performance Stock Unit Grant Notice (the “Grant Notice”) and Performance Stock Unit Agreement (the “Agreement”) dated ______ (together, the “Existing Agreement”);
WHEREAS Section 9.6 of the Plan permits the Administrator to amend any Award without the consent of a Participant if the change does not materially and adversely affect such Participant’s rights under the Award;
WHEREAS, on April 28, 2025 (the “Amendment Date”), the Administrator approved an amendment to certain terms of the PSUs and the Existing Agreement as set forth in this Amendment including Exhibit A attached hereto; and
WHEREAS, the Administrator determined that Amendment does not materially and adversely affect the Participant’s rights under the Award.
NOW, THEREFORE, as of the Amendment Date, the Existing Agreement is amended as follows:
1.The final sentence of paragraph (2) in the “Vesting Schedule” section of the Grant Notice is hereby deleted and replaced with the following:
“Except as otherwise provided in Exhibit B attached hereto, in no event will any Eligible Tranche 2 PSUs vest under this Grant Notice for a Performance Year if EBITDA performance is below the threshold level for such Performance Year.”
2.Section 1.2 of the Agreement is hereby deleted and replaced with the following:
“Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control, except as otherwise expressly provided in Section 2.1(b)(ii) and Exhibit B attached hereto.”
3.Section 2.1(a) of the Agreement is hereby deleted and replaced with the following:
“Subject to Section 2.2 hereof and subject to any potential reductions due to mitigation of any excise taxes under Section 4999 of the Code as may be set forth in any employment or other agreement between Participant and the Company, the PSUs will vest according to the vesting schedule in the Grant Notice and Exhibit B attached hereto except that any fraction of a PSU that would otherwise be vested will be accumulated and will vest only when a whole PSU has accumulated.”
4.The additional provisions attached as Exhibit A to this Amendment are attached to the Existing Agreement as new Exhibit B.
5.This Amendment shall be and is hereby incorporated in and forms a part of the Existing Agreement.
6.All other terms and provisions of the Existing Agreement shall remain unchanged except as specifically modified herein.

CUSTOM TRUCK ONE SOURCE, INC.
By:
Name:
Title:

2
US-DOCS\159107487.2

Exhibit A
[see attached]

Exhibit B
Certain Acceleration Conditions
[OMITTED]